EXHIBIT 99.6

[WILSON LOGO]


                                January 16, 2001

Via Facsimile: 954 765 1477
   And Federal Express
----------------------
Mr. Brian K. Gart
Greenberg Traurig, P.A.
515 East Las Olas Blvd., Suite 1500
Ft. Lauderdale, FL 33301

Re:         Wilson Sporting Goods Co.'s Consent to the
            Sale of Stock in Certain Wilson Licensees
            ------------------------------------------

Dear Mr. Gart:

As counsel for Empire of Carolina, you have sent to me certain documents concerning the sale of stock of two Wilson Licensees (Apple Sports, Inc. and Apple Golf Shoes, Inc.) by Empire of Carolina, Inc. to Apple Sports Acquisition, Inc. and Apple Shoes Acquisition, Inc., respectively.

I have attached to this Consent Letter (in the overnight package) a copy of the documents which Wilson received from you for its review. I understand that these documents are in substantially final form. Wilson consents to the following transactions as described in the documents:

1. The sale of all stock of Apple Sports, Inc. by Empire of Carolina, Inc. to Apple Sports Acquisition, Inc.; and

2. The sale of all stock of Apple Golf Shoes, Inc. by Empire of Carolina, Inc. to Apple Shoes Acquisition, Inc.

Wilson's consent is based on the Final Order providing that all payments and other amounts which may be due Wilson in connection with the Wilson Licenses are obligations of Apple Sports, Inc. and Apple Golf Shoes, Inc., or their respective acquirors. Wilson expressly withholds its consent to any Competing Bid for the Wilson Licenses at the Final Sale Hearing.

Very Truly yours,

/s/Raymond M. Berens
---------------------
Raymond M. Berens

WILSON SPORTING GOODS CO.
8700 W. BRYN MAWR AVENUE
CHICAGO, IL 60631
TELL 773-714-6456  FAX 773-714-4557
EMAIL: RMBERENS@WILSONSPORTS.COM
ONLINE: http://www.wilsonsports.com